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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
American Oriental Bioengineering, Inc.


We consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 25, 2005, relating to the consolidated financial statements of American Oriental Bioengineering, Inc. and Subsidiaries as of and for the years ended December 31, 2004 and 2003, which appears in the American Oriental Bioengineering, Inc. Annual Report on Amended Form 10-KSB/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission on May 5, 2005. We also consent to the reference to our firm under the caption "Experts".





                                          /s/ WEINBERG & COMPANY, P.A.
                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants


Boca Raton, Florida
February 8, 2006